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                   EXCESS MAJOR MEDICAL REINSURANCE AGREEMENT
                 (No. 0076820/Specific and Aggregate Retentions)
                                 January 1, 1993

                         CALFARM LIFE INSURANCE COMPANY
                             Sacramento, California


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                   EXCESS MAJOR MEDICAL REINSURANCE AGREEMENT
                 (No. 0076820/Specific and Aggregate Retentions)


                                    SCHEDULE


1.   Reinsured:  CalFarm Life Insurance Company

2.   Address:  Sacramento, California

3.   Effective date:  January 1, 1993

4.   Liability period:

     (a)  First: Calendar year 1993

     (b) Thereafter: Each calendar year with respect to which this agreement is renewed in accordance with Article XII

5.   Reinsured's policies to which this agreement applies:

     (a) Group Health Master Policy No. GH-1000 (Revised 4/93) and certificates issued thereunder covering members of California County Farm Bureaus of the California Farm Bureau Federation, but this reinsurance agreement does not apply to the medicare coverage provided under said policy.

     (b) Group Health Master Policy No. GH-1001 (Revised 9/89) and certificates issued thereunder covering employees of the California County Farm Bureau Federation and employees of the California County Farm Bureaus.

     (c) Group Health Master Policy No. GH-1100 and certificates issued thereunder covering employees of employers affiliated with the California County Farm Bureaus of the California Farm Bureau Federation.

     (d) Group Health Master Policy No. GH-1150 and certificates issued thereunder covering members of California County Farm Bureaus of the California Farm Bureau Federation.

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6.   Retention each liability period:

     (a)  Specific retention each person:

          The first $120,000 of loss paid by the Reinsured during the liability period

     (b)  Aggregate retention all persons: $2,400,000

7. Reinsurance (in excess of specific and aggregate retentions) pertaining to each person each liability period:

     100% of loss paid by the Reinsured during the liability period with respect to the person in excess of the total amount of loss retained by the Reinsured with respect to the person under Section A and Section B of
     Article II of this agreement

8.   Maximum reinsurance limit each person:

     An amount equal to the maximum lifetime benefit for the person provided by the policy less the total amount of the loss pertaining to the person retained by the Reinsured under Section A and Section B of Article II of this agreement and under Section A and Section B of Article II of the 1985 medical treaty between the parties hereto, and less the Corporation's indemnity with respect to the person under the 1985 medical treaty between the parties hereto, but in no event more than $2,900,000, even though the person may be covered under more than one policy

9.   Reinsurance premium rates:

                                           Monthly Rate
               Policy Maximum           Each Certificate
               --------------           ----------------
                 $1,000,000                  $3.49
                 $2,500,000                  $3.73
                 $3,000,000                  $3.80

The agreement of which this Schedule is a part is hereby executed in duplicate by the parties hereto.


      CALFARM LIFE INSURANCE                    EMPLOYERS REINSURANCE
            COMPANY                                 CORPORATION


/s/ SRZ                                   /s/
- ---------------------------------         ---------------------------------
Title:  Pres.                             Title:  Second Vice President


/s/ JJT                                   /s/
- ---------------------------------         ---------------------------------
Title:  Sr. VP                            Title:  Assistant Secretary

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                   EXCESS MAJOR MEDICAL REINSURANCE AGREEMENT


                        EMPLOYERS REINSURANCE CORPORATION
                                       of
                              Overland Park, Kansas
                         (herein called the Corporation)


agrees with the Reinsured named in the Schedule made a part hereof, in consideration of the mutual covenants hereinafter contained, as follows:


                                    ARTICLE I

APPLICATION OF AGREEMENT. This agreement applies to loss paid by the Reinsured during the liability period(s) of this agreement under its policies specified in
Item 5 of the Schedule in force on or issued by the Reinsured to become effective on or after the effective date of this agreement (hereinafter called policies), and retained by the Reinsured after cession of all other reinsurance whether collectible or not.

The attached Insolvency Clause is hereby made a part of this agreement.


                                   ARTICLE II

RETENTION AND REINSURANCE. SECTION A. SPECIFIC RETENTION EACH PERSON EACH LIABILITY PERIOD. As respects loss paid by the Reinsured during each liability period pertaining to each person, the Reinsured shall retain under this Section A the amount thereof indicated in Item 6(a) of the Schedule. Loss paid during each liability period pertaining to each person in excess of the amount specified in Item 6(a) of the Schedule shall be retained by the Reinsured under Section B of this Article until the retention for Section B is satisfied, whereupon such loss shall be subject to indemnity under Section C of this Article.

SECTION B. AGGREGATE RETENTION ALL PERSONS EACH LIABILITY PERIOD. As respects loss paid by the Reinsured during each liability period pertaining to all persons in excess of the retention applicable to each liability period for each person required by Section A of this Article, the Reinsured shall retain under this Section B the amount thereof indicated in Item 6(b) of the Schedule.

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SECTION C.  REINSURANCE.  As respects loss paid by the Reinsured during each liability period pertaining to each person in excess of the retentions required under Section A and Section B of this Article II, the Corporation hereby agrees to indemnify the Reinsured against the percentage thereof specified in Item 7 of the Schedule, subject to the reinsurance limit indicated in Item 8 of the Schedule with respect to loss paid by the Reinsured during all liability periods as pertaining to each person.


                                  ARTICLE III

DEFINITIONS.  As used in this agreement:

(a)  The term "liability period" shall mean a period of time as specified in
     Item 4 of the Schedule.

(b) The word "loss" shall mean only such amounts as are actually paid by the Reinsured for medical benefits afforded under the policies, in settlement of claims for medical benefits under the policies or in satisfaction of judgments for medical benefits under the policies; but the word "loss" shall not include:

     (1)  claim expenses or salaries paid to employees of the Reinsured;

     (2)  any amount paid by the Reinsured for:

           (i) punitive or exemplary damages, or

          (ii) compensatory damages awarded to any person,

          arising out of the conduct of the Reinsured in the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefits under any policy; provided that, this subparagraph (2) shall not apply if the Corporation has, in advance of any such conduct by the Reinsured, counseled with the Reinsured and concurred in the Reinsured's course of conduct;

     (3) any statutory penalty imposed upon the Reinsured on account of any unfair trade practice or any unfair claim practice.

(c) The word "person" shall mean any one individual who is entitled to benefits under the policies.

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                                   ARTICLE IV

REINSURANCE PREMIUM. The reinsurance premium due the Corporation under this agreement shall be computed in accordance with the reinsurance premium rate(s) specified in the Schedule. Such reinsurance premium shall not be subject to a ceding commission to the Reinsured but shall be subject to profit commission as hereinafter provided in Article V.


                                    ARTICLE V

PROFIT COMMISSION. The Corporation does hereby agree to pay to the Reinsured 50% of the net profit, if any, accruing hereunder to the Corporation, calculated with respect to each liability period in accordance with the following Schedule.

                                     CREDITS

     1. The reinsurance premium earned by the Corporation during the period, determined in accordance with the rates specified in the Schedule.

     2.   Unpaid reinsurance losses at the end of the previous period.


                                     CHARGES

     1.   The amount of losses paid by the Corporation pertaining to the period.

     2.   Unpaid reinsurance losses at the end of the period.

     3. As respects the first period only, the amount of $________________ (carried forward from the 1985 medical treaty between the parties hereto).

     4. The Corporation's basic operating margin equal to 15% of Item 1 of Credits.

     5.   The deficit, if any, at the end of the previous period.

The computation of profit commission for each liability period shall be made six months after the end of the period, provided that, if losses are reported to the Corporation more than six months after the end of the liability period in which paid by the Reinsured, the profit commission for that liability period and all liability periods thereafter shall be recomputed.

"Net profit" means the excess of Credits over Charges for any one liability period.

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"Deficit" means the excess of Charges over Credits for any one liability period.

"Unpaid reinsurance losses" shall be established in accordance with the Corporation's current actuarial formula for medical loss reserves.

If the computation for the final liability period produces a deficit which is wholly or in part due to inadequacy or absence of loss reserves in connection with any previous liability period, the profit commission for each liability period will be recomputed, and losses paid shall be a charge to profits in the liability period during which each accident took place or sickness commenced, and the Reinsured will refund to the Corporation profit commission previously paid by reason of such inadequacy or absence of loss reserves.


                                   ARTICLE VI

REPORTING AND ACCOUNTING. Within 20 days after the close of each calendar month, the Reinsured shall furnish the Corporation with a report (in a form satisfactory to the Corporation) showing reinsurance premium due the Corporation. The report shall also contain such other information as may be required by the Corporation. The reinsurance premium due the Corporation shall accompany the report.


                                   ARTICLE VII

CLAIMS. The Reinsured agrees that it will cause to be investigated and settled or defended all claims arising under the policies and that it will give prompt notice to the Corporation of any event or development which, in the judgment of the Reinsured, might result in a claim upon the Corporation hereunder, and will forward promptly to the Corporation copies of such claim documentation as may be requested by the Corporation.

The Corporation shall have the right, at its own expense, to participate jointly with the Reinsured in the investigation, adjustment or defense of any claim which, in the judgment of the Corporation, it is or might become exposed.

The Corporation shall reimburse the Reinsured or its legal representative promptly for loss against which indemnity is herein provided, upon receipt in the home office of the Corporation of satisfactory evidence of payment of such loss.

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Within 35 days after the end of each calendar quarter, the Reinsured shall mail to the Corporation a summary of the estimated values for the outstanding claims reinsured by this agreement as of the last day of the quarter.


                                  ARTICLE VIII

INSPECTION OF RECORDS. The Corporation may inspect the records of the Reinsured pertaining to the policies reinsured hereunder.


                                   ARTICLE IX

PREMIUM TAXES. The Corporation shall be under no obligation to reimburse the Reinsured for any premium taxes paid by the Reinsured.


                                    ARTICLE X

OFFSET. The Reinsured or the Corporation may offset any balance, whether on account of premiums, commissions, loss or claim expenses due from one party to the other under this agreement or under any other reinsurance agreement heretofore or hereafter entered into between the Reinsured and the Corporation, whether acting as assuming reinsurer or ceding company.


                                   ARTICLE XI

ASSIGNMENTS AND CHANGES OF INTEREST. No assignment or change of the Reinsured's interest hereunder, whether voluntary or involuntary and whether by merger or reinsurance or its entire business with another company or otherwise, shall be binding upon the Corporation.


                                   ARTICLE XII

TERMINATION. This agreement shall continue in effect until January 1, 1994, which shall be the termination date.

This agreement may be renewed by amendment executed by both parties.

This agreement does not apply to loss paid by the Reinsured on or after the termination date of this agreement.

                                INSOLVENCY CLAUSE

The ceding insurer and the reinsurer agree that, in the event of the insolvency of the ceding insurer, as to all reinsurance made, ceded, renewed or otherwise becoming effective after the effective date of this agreement, the reinsurance shall be payable by the reinsurer on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured without diminution because of the insolvency of the ceding insurer; furthermore, that such amount shall be paid directly to the ceding insurer or its liquidator, receiver or other statutory successor, except as provided by Section 4118 of the Insurance Law of New York, or except (a) where the contract specifically provides another payee of such insurance in the event of the insolvency of the ceding insurer, and 1b) where the reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the ceding insurer as direct obligations of the reinsurer to the payees under such policies and in substitution for the obligations of the ceding insurer to such payee.

It is understood and agreed, however, that the obligations of the ceding company as set forth in this reinsurance contract, including, among others, the duty to investigate, settle and defend all claims arising under policies with respect to which reinsurance is afforded by this agreement, shall remain unimpaired and unaffected by the insolvency of the ceding insurer and shall be assumed by the liquidator, receiver or statutory successor of the ceding insurer in the liquidation or receivership proceeding and that such liquidator, receiver or statutory successor shall give written notice to the reinsurer of the pendency of a claim against the ceding insurer on the policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding insurer, its liquidator, receiver or statutory successor. The expense thus incurred by the reinsurer shall be chargeable, subject to court approval, against the insolvent ceding insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer solely as the result of the defense undertaken or asserted by the reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance agreement as though such expense been incurred by the ceding insurer.

Nothing hereinabove set forth in this insolvency clause shall in anywise change the relationship or status of the parties hereto, to wit, that of ceding insurer and reinsurer, nor enlarge the obligations of either party to each other, except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability of the ceding insurer under the contract or contracts reinsured, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver or statutory successor to allowed claimants, nor, except as hereinabove specifically provided, shall anything in this insolvency clause in any manner create any obligations or establish any rights against the reinsurer in favor of any third parties or any persons not parties to this reinsurance contract.